Exhibit 99.1

MATADOR RESOURCES COMPANY ANNOUNCES OFFERING OF $750 MILLION OF SENIOR NOTES DUE 2034

DALLAS, Texas, February 26, 2026 -- Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”) today announced that, subject to market conditions, it intends to offer $750 million of senior unsecured notes due 2034 (the “New Notes”) in a private placement to eligible purchasers. Matador intends to use the net proceeds from the offering (i) to repurchase any and all of the $500 million outstanding aggregate principal amount of its 6.875% senior notes due 2028 (the “2028 Notes”) through a cash tender offer (the “Tender Offer”), and to pay related premiums, fees and expenses in connection with the Tender Offer, and (ii) to repay borrowings outstanding under Matador’s credit facility. To the extent any 2028 Notes remain outstanding after the consummation of the Tender Offer, Matador intends to satisfy and discharge any remaining 2028 Notes in accordance with the terms of the indenture governing the 2028 Notes. The Tender Offer is being made solely pursuant to the terms of an offer to purchase and related notice of guaranteed delivery, each dated as of February 26, 2026.

The New Notes and related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the applicable securities laws of any state or other jurisdiction and may not be offered, transferred or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and the applicable securities laws of any state or other jurisdiction. The New Notes may be resold by the initial purchasers to persons they reasonably believe to be “qualified institutional buyers” pursuant to Rule 144A and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. This press release is being issued pursuant to Rule 135c under the Securities Act, does not constitute a notice of redemption or satisfaction and discharge under the indenture governing the 2028 Notes and is neither an offer to sell nor a solicitation of an offer to buy any security, including the New Notes, nor a solicitation for an offer to purchase any security, including the New Notes or the 2028 Notes, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also has operations in the Haynesville shale and Cotton Valley plays in Northwest Louisiana. Additionally, Matador conducts midstream operations in support of, and to provide flow assurance for, its exploration, development and production operations and provides natural gas processing, oil transportation services, oil, natural gas and produced water gathering services and produced water disposal services to third parties.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, risks and uncertainties related to the capital markets generally, whether the Company will offer the New Notes or consummate the offering, the anticipated terms of the New Notes and the anticipated use of proceeds, including the repurchase of the 2028 Notes, as well as the following risks related to financial and operational performance: general economic conditions, including the effects of inflation and interest rates; tariffs and trade tensions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; the operating results of the Company’s midstream oil, natural gas and water gathering and transportation systems, pipelines and facilities, the acquiring of third-party business and the drilling of any additional salt water disposal wells; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; or the construction, expansion or operation of the Company’s midstream assets; delays and other difficulties related to regulatory and governmental approvals and restrictions; impact on the Company’s operations due to seismic events; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions; disruption from the Company’s acquisitions making it more difficult to maintain business and operational relationships; significant transaction costs associated with the Company’s acquisitions; the risk of litigation and/or regulatory actions related to the Company’s acquisitions; availability of sufficient capital to execute its business plan, including from future cash flows, capital markets, available borrowing capacity under its credit facility and otherwise; the operating results of, and the availability of any potential distributions from, our joint ventures; weather conditions, environmental conditions and natural disasters; evolving cybersecurity risks; and the other factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K. Matador undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz

Senior Vice President – Investor Relations

investors@matadorresources.com

(972) 371-5225